Exhibit 23.1

TSR, INC. AND SUBSIDIARIES

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in registration statements No. 333-251455 on Form S-8 and No. 333-260152 of Form S-3 of TSR, Inc. of our report dated August 15, 2022 on our audits of the consolidated financial statements of TSR, Inc. and Subsidiaries as of May 31, 2022 and 2021, and for each of the years in the two-year period ended May 31, 2022, included in this Annual Report on Form 10-K of TSR, Inc. and Subsidiaries for the year ended May 31, 2022.

/s/ CohnReznick LLP

Melville, New York

August 15, 2022